Exhibit 99.1

Innovative Solutions & Support Revises Financial Targets for Fourth Quarter and
Fiscal Year Ended September 30, 2008

Exton, PA—August 20, 2008—Today Innovative Solutions & Support, Inc. (NASDAQ: ISSC) announced revised financial targets for the fourth quarter and year ended September 30, 2008.

On the third quarter 2008 conference call held on  July 31, 2008, the Company announced targets for the fourth quarter 2008 of revenues of $14 million, gross margin slightly greater than 50%, and engineering and sales, general and administrative expenses in line with third quarter 2008 levels.

Revenues are now expected to be in the range of $10 to $12 million for the fourth quarter, with gross margins in the 42 — 46 percent range.  Engineering and sales, general, and administrative expenses are expected to be slightly above the third quarter run rate of $6.5 million due to increased sales and marketing expense.

For the year, revenues are now expected to be in the range of $30 to $32 million, with gross margins of 40 to 44 percent, and engineering, sales, general and administrative expenses in the range of $22 to $24 million, excluding the $6 million impact of legal fees associated with the previously disclosed trade secret matter.

In commenting on the announcement, Ray Wilson, Chief Executive Officer said, “While our business is strong in many markets, issues at a major customer have caused orders from this customer to be lower than expected in the fourth quarter and into the second quarter of our 2009 fiscal year.  Accordingly, we are reducing our financial targets for the quarter and the year.  We are also taking the necessary steps to control costs, including workforce reductions as we continue to closely monitor the financial and operational status of the major customer.”

Mr. Wilson continued, “Even excluding orders for this customer, our business looks strong for fiscal 2009.  We are working hard to deliver profitability in 2009 based on business in hand, and we believe that our cost cutting efforts will make this possible while not jeopardizing our ability to grow the business or invest in new product development.”

The Company will host a conference call tomorrow morning, August 21, 2008 at 8:30 am local time (EDT) to discuss our business outlook.  Please call 888-562-3654.  The conference call ID# is:  61178586.  The call will also be carried live on our Investor Relations page of the company web site at www.innovative-ss.com and will be available for subsequent listening for 30 days.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) designs, manufactures and markets flight information computers, electronic displays and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation (RVSM), airspeed and altitude, as well as engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Innovative Solutions & Support, Inc., Exton

Mr. John Long, (610) 646-0350